EXHIBIT 10.37

                                     AMENDED
                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT is made and effective as of the 1st day of June, 1997, by and between Elcom International, Inc., a Delaware corporation with its principal place of business at Ten Oceana Way, Norwood, Massachusetts 02062 ("Elcom" or the "Company"), and Laurence F. Mulhern currently residing at 16 Warren Street, Upton, Massachusetts (the "Executive").

     WITNESSETH:

     WHEREAS, the Executive is considered a key employee of the Company; and

     WHEREAS, the Executive and the Company have entered into an Employment Agreement as of July 1, 1996 which the parties recognize has become somewhat out of date;

     WHEREAS, the Company desires to employ Executive consistent with the terms of this Agreement, and;

     WHEREAS, it is the desire of the Company and Executive, in order to insure Executive's continued employment with the Company, to further amend the existing employment agreement in accordance with the terms hereof;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Company and the Executive agree as follows:

                  1. Duties. The Company hereby employs Executive to be Chief Financial Officer and a Corporate Executive Vice President of the Company. During the course of his employment, Executive shall have those duties and responsibilities, and the authority, customarily possessed by the Chief Financial Officer and Corporate Executive Vice President of a major corporation and such additional duties as may be assigned to him by the Chairman of Elcom and/or from time to time by the Board of Directors of the Company (the "Board") which are consistent with the positions of Chief Financial Officer and Corporate Executive Vice President of a major corporation. Nothing in this Agreement shall preclude the Executive from devoting reasonable periods of time to charitable and community

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

activities or the management of his investment assets, provided such activities do not significantly interfere with the performance by the Executive of his duties hereunder. Furthermore, service by the Executive on the boards of other companies shall not be deemed to be a violation of this Agreement, provided such service does not significantly interfere with the confidentiality provisions or performance of his duties hereunder.

                  2. Salary. During the course of employment, unless modified by the Compensation Committee of the Board (the "Compensation Committee") of the Company, commencing on the date hereof, and continuing thereafter, the Company will pay Executive for his performance of the duties specified herein at an annual base salary of Two Hundred Seventy-Five Thousand Dollars ($275,000) per year, subject to minimum increases and further review as hereinafter described (the "Base Salary"), payable twice per month or otherwise in accordance with the Company's payment policies for its other executives. On the first day of April of each calendar year hereafter (commencing on April 1, 1998), Executive shall receive an increase in his Base Salary hereunder of at least ten percent (10%) of the then-prevailing Base Salary provided for hereunder (the "Minimum Increase"). In addition, on an annual basis commencing in 1998, during the first ninety (90) days of the fiscal year (which should be following the preparation of the Company's annual audited financial statements), the Compensation Committee will review Executive's Base Salary and other compensation during the period of his employment hereunder and, at the discretion of a majority of the Compensation Committee, they may increase, but not decrease, Executive's Base Salary (beyond the Minimum Increase) and other compensation based upon his performance, the generally prevailing industry executive salary scales and total compensation packages, the Company's results of operation, and other relevant facts. It is acknowledged that in the past, Executive has, and in the future, Executive may, enter into temporary arrangements with the Company, and as an accommodation may temporarily reduce the amount of his Base Salary then payable in consideration for other matters and that, except to the extent expressly provided in any other such arrangement in a writing signed by Executive, Executive's Base Salary for all other purposes hereunder shall be and remain as established pursuant to this Section 2.

                  3. Executive Profit Performance Bonus. The Executive shall continue to be entitled to participate in the Company's Executive Profit Performance Bonus Plan (or similar plan providing benefits no less favorable to the Executive), that is being established by the Company, at a minimum rate of 17.5% of any bonus pool generated by such Plan, and such Plan, after its adoption shall not be modified, amended or terminated in any way that may have an adverse effect on Executive without his prior written consent.

                  4.       Benefits.

                          A. Payment of Compensation.  The annual  Base Salary
described in Section 2 hereof shall be paid throughout the term of this Agreement subject to the following:

                                    i.      Such    compensation    shall    not
                                            terminate,   but  rather   shall  be
                                            payable  to the  extent of two times
                                            the   amount   of  the   Executive's
                                            then-applicable  annual Base Salary,
                                            upon   the   Executive's   death  or
                                            disability  as  described in Section
                                            5, A and B hereof, respectively;

                                    ii.     Such  compensation  shall  terminate
                                            upon  the  Executive's   resignation
                                            other  than  for  "Good  Reason"  as
                                            described in Section 5, C hereof, or
                                            upon   the    termination   of   the
                                            Executive's    employment   by   the
                                            Company  "For Cause" as described in
                                            Section 5, D hereof; and

                                    iii.    Such    compensation    shall    not
                                            terminate,   but  rather   shall  be
                                            payable  to the  extent of two times
                                            the amount of the  Executive's  then
                                            applicable annual Base Salary,  upon
                                            the   Executive's   resignation  for
                                            "Good   Reason"  as   described   in
                                            Section  5, C  hereof  or  upon  the
                                            termination   of   the   Executive's
                                            employment by the Company other than
                                            "For Cause" as  described in Section
                                            5, D hereof.

                           B.     Vacations.  During the course of employment,
Executive shall be entitled to five (5) weeks of vacation per year, to be taken at a time or times acceptable to the Executive and otherwise consistent with the terms and conditions of this Agreement.

                           C.       Stock  Options.   Following  each   annual
compensation review date during the term of this Agreement, but no later than July of each year, the Company shall make or cause to be made under its Stock Option Plan(s) grants of options to Executive in amounts not less than previous annual regular grants and commensurate with his position and performance (on terms no less favorable than the terms of options as granted to other executives), taking into account Executive's current salary level and expected performance for the next fiscal year. Such options shall be exercisable within a maximum of one (1) year from the date of grant, unless a different exercise period is requested by Executive and agreed to by the Compensation Committee. To the maximum extent allowable, all such options shall be incentive stock options under the Internal Revenue Code. All other options shall have an exercise price per share equal to the fair market value as of the date of grant. The option grants described herein need not be the exclusive options granted to Executive by the Company under the Stock Option Plan(s) or otherwise.

                           D.       Additional Compensation. The Executive shall
be eligible to participate in incentive, profit-sharing, annual cash bonus, deferred compensation, supplemental retirement and any other similar plans maintained by the Company for the benefit of one or more of its executives as determined by the Compensation Committee, and shall be entitled to participate in any other plans deemed appropriate by the Compensation Committee.

                           E.       Other  Executive   Fringe  Benefits.     The
Executive shall be included to the extent eligible thereunder (at the expense of the Company, if provided at Company expense for other executives of the Company) under any and all existing plans or arrangements (and any plans or arrangements which may be adopted) providing benefits for its employees, including but not limited to group life insurance, hospitalization, medical, pension, financial services and any and all other similar or comparable benefits at least to the extent they may be in effect for other executives of the Company from time to time during the term of this Agreement.

                           Nothing in this  Agreement  shall  adversely affect
the rights of the Executive or his beneficiaries under the present or any future retirement, profit-sharing, insurance, or other fringe benefit or compensation plans or arrangements which the Company now has or may adopt for its employees, and no rights of the Executive thereunder shall be forfeited by any action set forth in this Agreement unless so provided in such plans or arrangements.

                  5.       Termination of Employment.

                           A.       Death.

                                    If the Executive shall die during the term
of this Agreement, the duties of the Company and the Executive, one to the other, under this Agreement shall terminate as of the date of the Executive's death, except (i) as provided in Section 6 below, and (ii) the death of the Executive shall not adversely affect the rights of his beneficiaries to any benefits under the Company's employee benefit plans or arrangements in which he may be a participant, in accordance with the terms thereof, including but not limited to those referred to in Section 5, F hereof.

                           B.     Disability.

                                  If the Executive shall become "disabled" (as
herein defined) during the term of this Agreement, the duties of the Company and the Executive, one to the other, under this Agreement shall terminate as of the date the Executive is  determined to be disabled,  except (i) as provided in
Section 6 below, and (ii) the disability of the Executive shall not adversely affect his rights to any benefits under the Company's employee benefit plans or arrangements in which he may be a participant, in accordance with the provisions thereof, including but not limited to those referred to in Section 5, F hereof. The term "disability" as used in this Agreement shall mean Executive's inability, due to a mental or physical condition, to continue to provide services to the Company substantially consistent with past practice for a period of at least ninety (90) consecutive days, as evidenced by a written certification as to such condition from a physician designated by Executive and reasonably acceptable to the Board of Directors.

                           C.       Resignation.

                                    If  the  Executive voluntarily  leaves the
employ of the Company during the term of this Agreement for "Good Reason" (as hereafter defined), the duties of the Company and the Executive, one to the other, under this Agreement shall terminate as of the date of the Executive's termination of employment except (i) as provided in Section 6 below, and (ii) the termination of employment by Executive for Good Reason shall not adversely affect his rights to any benefits under the Company's employee benefit plans or arrangements in which he may be a participant, in accordance with the terms thereof, including, but not limited to those referred to in Section 5, F hereof.

                           If  the Executive voluntarily  leaves the employ of
the Company during the term of this Agreement for reasons not constituting "Good Reason", the duties of the Company and the Executive, one to the other, under this Agreement shall terminate as of the date of the Executive's termination of employment, except that such voluntary termination of employment by the Executive shall not adversely affect (i) his rights to any benefits under the Company's employee benefit plans or arrangements in which he may be a participant, in accordance with the provisions thereof, including but not limited to those referred to in Section 5, F hereof or (ii) any pre-existing obligations of the Company to Executive for his benefit, including any accrued but unpaid compensation or benefits.

                           For purposes of this Agreement, "Good  Reason"  means
the occurrence of a significant reduction in the aggregate direct remuneration of the Executive or any reduction in the position, authority or office of the Executive, any significant reduction in the Executive's responsibilities or duties for the Company or any significant reduction in the Executive's support staff or direct or secondary reports, any pattern of events or circumstances which impedes the Executive in the exercise of his authorities, powers, functions or duties hereunder in the manner in which they would normally be exercised by the Chief Financial Officer and Corporate Executive Vice President of a major corporation, any significant adverse change or reduction in the aggregate Executive benefits, perquisites or fringe benefits provided to the Executive as of the date of this Agreement (provided that any reduction in such aggregate Executive benefits, perquisites or fringe benefits that is required by law or applies generally to all employees of the Company shall not constitute "Good Reason" as defined hereunder), a change in the Executive's reporting relationship, any relocation of the Executive's principal place of work with the Company to a place more than twenty-five (25) miles from the current office or the breach or default by the Company of any of its agreements or obligations under any provision of this Agreement. As used in this Section 5, C, a "significant reduction" in the aggregate direct remuneration or in the aggregate Executive benefits, perquisites or fringe benefits shall be deemed to result from any reduction or any series of reductions which, in the aggregate, exceeds five percent (5%) of such aggregate direct remuneration or such aggregate Executive benefits, perquisites or fringe benefits, as the case may be. The Executive shall give written notice to the Company on or before the date of termination of employment for Good Reason specifying the reasons for such termination.

                           D.       Termination by Company.

                                    The Company may terminate the  Executive's
employment at any time, without cause, upon a majority vote of the Board of Directors of the Company (the "Board"), subject to providing the benefits herein specified in accordance with the terms hereof. The Company, by action of the Chairman and/or Chief Executive Officer and/or the Board, may terminate the Executive's employment at any time "For Cause" (as hereinafter defined), in which case, the duties of the Company and the Executive, one to the other, under this Agreement shall terminate as of the date of the Executive's termination of employment, except that such termination of employment of the Executive by the Company "For Cause" shall not adversely affect (i) his rights to any benefits under the Company's employee benefit plans or arrangements in which he may be a participant, in accordance with the provisions thereof, including but not limited to those referred to in Section 5, F hereof or (ii) any pre-existing obligations of the Company to Executive or for his benefit, including any accrued but unpaid compensation or benefits.

                                    As used herein, the   words  "For  Cause"
shall be deemed to mean only the following: (i) commission by the Executive (evidenced by a conviction or written, voluntary and freely given confession) of a criminal act constituting a felony which causes the Company or any affiliated company a substantial detriment; or (ii) acting in material breach or contravention of the non-competition, non-solicitation and non-disclosure covenants set forth in Sections 9, 10 and 11 hereof, which is not cured in all material respects within thirty (30) days after the Board gives written notice thereof to the Executive; or (iii) commission by the Executive, when carrying out the Executive's duties under this Agreement, of acts or the omission of any act, which both: (A) constitute gross negligence or willful misconduct and (B) results in material economic harm to the Company, which is not cured in all material respects within thirty (30) days after the Board gives written notice thereof to the Executive.

                           E.       Notice of Termination.

                                    Any termination  of   the     Executive's
employment by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto, which shall set forth the effective date of such termination (not earlier than the date of mailing, or delivery by other means, of the notice).

                           F.       Continuation of Executive Benefits.

                                    The death,  disability or termination  of
employment of the Executive, whether or not voluntary, whether or not for "Good Reason" and whether or not "For Cause" shall not result in the loss by the Executive or his beneficiaries of any benefits under any life insurance, death benefit, pension, profit sharing, stock option, medical, deferred compensation, supplemental executive retirement plan or other employee benefit plan or arrangement except as specifically provided for in such plan or arrangement.

                  6. Compensation Upon Death or Disability of Executive, Upon Voluntary Termination for Good Reason or Involuntary Termination Other Than For Cause. If the Executive's employment with the Company shall be terminated during the term of this Agreement, by the death or disability of the Executive, by the Executive for "Good Reason" or by the Company other than "For Cause", then the Executive shall be entitled to the benefits provided below:

                                     i.  the Company shall pay the Executive, on
                                     a  monthly   basis  and  in  equal  payment
                                     amounts, the amount described in Section 4,
                                     A, (i) or (iii) hereof,  whichever shall be
                                     applicable,  determined by reference to his
                                     Base  Salary  determined  under  Section  2
                                     hereof as of the date of his termination of
                                     employment, through the date that is twelve
                                     monthly payments  thereafter  (irrespective
                                     of  the   then   remaining   term   of  the
                                     Agreement);

                                     ii.    full   participation    (without
                                     proration) in the annual  Executive Profit
                                     Performance Plan Bonus,  or   applicable
                                     similar     plan,  for  that  year  if  his
                                     termination  of   employment  is  on   or
                                     subsequent to March 1 of   the   respective
                                     fiscal year;

                                     iii.   full participation  in any  other
                                     performance  award  if  the     performance
                                     measuring period ends within six months following his termination of employment;

                                     iv.    the  choice of exercising all vested
                                     stock  options  up to the longer of (i) one
                                     year after his  termination  of employment,
                                     or (ii) the exercise period  following such
                                     termination  provided for in the applicable
                                     option   agreement,   provided   that  this
                                     provision shall not extend the term of his options beyond their terms as initially granted and the Company agrees to cause such exercise to be allowed (including following the request of the Compensation Committee to permit such exercise) pursuant to the Company's Stock Option Plan(s) or the comparable provision of any future plan or agreement; and

                                     v.   the Company  shall maintain  in full
                                     force and effect, following the cessation
                                     of the Executive's active employment by the
                                     Company,  for  the  Executive's   continued
                                     benefit through the end of the term of this
                                     Agreement,  and  any  period  during  which
                                     Executive is acting as a consultant  to the
                                     Company,  all employee  medical,  dental or
                                     other fringe benefit plans and arrangements
                                     in which  he was  entitled  to  participate
                                     immediately  prior to the date of Notice of
                                     Termination  as in effect  under  Section 4
                                     hereof  at the  time of  such  termination,
                                     provided  that if such  continued  coverage
                                     would  jeopardize the tax qualified  status
                                     of such plan or arrangement with respect to
                                     any  other  employee  or the  Company,  the
                                     Company  may  elect  to  provide  the  said
                                     benefit on an  individual  basis or provide
                                     cash compensation equivalent to the benefit
                                     which  otherwise  would have been provided,
                                     so  that  the  Executive  shall  suffer  no
                                     financial  loss   whatsoever  due  to  such
                                     substitution.

                  Except as provided in Section 6 (iv) above, nothing in this Agreement shall be construed as amending any compensation or fringe benefit plan or arrangement of the Company. All rights of the Executive under any such plan or arrangement upon his termination of employment must be determined under the terms of such plans or arrangements at the time of the Executive's termination of employment. Executive expressly agrees not to discuss, except with his official advisors, any information or aspects of his employment regarding the Company or his termination circumstances unless under compulsion from a court of competent jurisdiction and further, upon Executive's violation of this provision, in addition to the Company immediately canceling any and all remaining severance payments or other obligation to Executive, Executive agrees that injunctive relief may be granted.

                  7. Expenses. The Company shall reimburse Executive for reasonable business expenses incurred by him on behalf of the Company and documented according to the Company's policies in the performance of his duties as specified herein.

                  8. Term. Subject to the following sentence, this Agreement's term shall begin on the effective date written above and shall terminate three
(3) years thereafter; provided, however, that if one party has not notified the other party in writing prior to the date that is three (3) months before the end of the term of this Agreement that such notifying party wishes the Agreement to terminate at the end of such term, then the term of this Agreement automatically shall extend for additional one (1) year terms, subject again to the same automatic extension provisions. Notwithstanding the foregoing, at any time during the sixty (60) day period ending thirty (30) days prior to each of March 31, 1999 and March 31, 2000, respectively, Executive shall be entitled to notify the Company that he desires to terminate this Agreement and this Agreement shall terminate upon such respective March 31st; provided, that, in order to assure the Company that it has access to Executive's significant expertise and knowledge base, within five days thereafter, the Company and the Executive shall enter into a Consulting Agreement providing for Executive's specified availability for a two (2) year period for $100,000 per year, in a form to be mutually agreed within ninety (90) days hereafter, which form shall thereafter be attached hereto as Exhibit A.

                  9. Noncompetition. Executive agrees that during the period (the "Noncompetition Period") commencing on the date hereof and ending on the date that is 24 months after the later of the date of his/her cessation of employment with the Company, or the last date on which he is paid by the Company he will not, without prior written consent of the Chairman of the Company, either directly or indirectly, in any capacity whatsoever, (a) compete with the Company by soliciting the sale of personal computer products (such as computers, printers, monitors, software, etc.) or services to any customer (including affiliates of such customer) of the Company by whatever method or (b) operate, control, advise, be employed and/or engaged by, perform any consulting services for, invest in (other than the purchase of no more than 5 percent of the publicly traded securities of a company whose securities are traded on a national stock exchange) or otherwise become associated with, any person, company or other entity who or which, at any time during the Noncompetition Period, competes with the Company via the use of an electronic ordering methodology as defined herein. For purposes of Sections 9, 10, 11 and 12 of this Agreement, the "Company" shall mean the Company and any affiliates controlling, controlled by or under common control with Elcom, including their predecessors.

                  As used above, "compete" is defined as the marketing, distribution or sale of desktop, laptop, notebook or other commonly called "personal computer" equipment, existing software "shrink-wrapped" applications (i.e., in existence as of June 1, 1997), services, peripherals, or accessories in the geographical area in which the Company maintains offices, sales agents, has customers or otherwise conducts business; provided, however, that "competes" shall not mean the involvement in any of the following: (i) a company with less than 10% of its revenues for any fiscal year during the Non-competition Period from any of the foregoing defined "competitive" activities, or (ii) a company with a primary purpose of marketing and developing its own software that otherwise does not exceed the threshold in subclause (i), if such threshold was thirty percent (30%), or (iii) any entity which has annualized revenues (at the time Executive commences, or were to commence, his relationship with such entity) of less than $3 million. The Executive further expressly represents and understands that if Executive's employment is terminated, this Agreement will prohibit the Executive from future employment with all major companies that compete with the Company, as defined in this Agreement, and as such, will constrain some of the Executive's overall possibilities for future employment. By Executive's signature to this Agreement, Executive expressly represents that his training, education and background are such that his ability to earn a living shall not be impaired by the restriction in this Agreement.

                  10. Nondisclosure. Executive agrees during the period (the "Nondisclosure Period") commencing on the date hereof and ending on the date that is ten years after the later of the date of his cessation of employment with the Company, or the date on which he is last paid by the Company, whether or not under this Agreement, at all times to hold as secret and confidential (unless disclosure is required pursuant to court order, subpoena, in a governmental proceeding, arbitration, or pursuant to other requirement of law) any and all knowledge, technical information, business information, developments, trade secrets, and confidences of the Company or its business, including, without limitation, (a) information or business secrets relating to the products, customers, business, conduct or operations of the Company, or any of its respective clients, customers, consultants or licensees; and (b) any of the Company's customer lists, pricing and purchasing information or policies (collectively, "Confidential Information"), of which he has acquired knowledge of during or after his employment with the Company, to the extent that such matters (i) have not previously been made public or are not thereafter made public, or (ii) do not otherwise become available to Executive, in either case, via a source not bound by any confidentiality obligations to the Company. The phrase "made public" as used in this Agreement shall apply to matters within the domain of the general public or the Company's industry. During the Nondisclosure Period, Executive agrees not to use, directly or indirectly, such knowledge for his own benefit or for the benefit of others and/or disclose any of such Confidential Information without prior written consent of the Company. At the cessation of employment with the Company, the Executive agrees to promptly return to the Company any and all written Confidential Information received from the Company which relates in any way to any of the foregoing items covered in this paragraph and to destroy any transcripts or copies the Executive may have of such Information unless an alternative method of disposition is approved by the Company.

                  11. Nonsolicitation/Noninterference. Executive agrees that during the period (the "Nonsolicitation Period") beginning on the date hereof and ending on the date that is two (2) years after the later of the date of his cessation of employment with the Company, or the last date on which he is paid by the Company, he will not at any time, without prior written consent of the Company, directly or indirectly solicit, induce, or attempt to solicit or induce any employee, former employee (as herein defined), agent, consultant, or other representative or associate of the Company for the purpose of providing employment opportunities or to terminate such individual's relationship with the Company. Executive further covenants and agrees that, during the Nonsolicitation Period, he will not, without the prior written consent of the Company, directly or indirectly, induce or attempt to induce any actual or prospective customers or suppliers of the Company to terminate, alter or change its relationship with the Company or otherwise interfere with any relationship between the Company and any of its actual or prospective suppliers or customers. A "former employee" shall mean any person who was employed by the Company at any time during the one
(1) year period prior to Executive's cessation of employment with the Company.

                  12. Proprietary Rights. It shall be part of the normal duties of the Executive at all times to consider in what manner and by what new methods or devices the products, services, processes, equipment or systems of the Company might be improved and promptly to give to the Board full details of any invention, discovery, design or improvement which he may from time to time make or discover in the course of his duties and to further the interests of the Company's undertaking with regard thereto. The Executive hereby agrees that the sole ownership of any such invention, discovery, design or improvement aforesaid and all proprietary rights therein discovered or made by him (whether alone or jointly with others) at any time during his engagement hereunder, shall belong free of charge and exclusively to the Company or as it may direct, and he agrees to execute and deliver all documentation related thereto deemed necessary or helpful by the Company.

                  13. Severability; Certain Exclusions. In the event that Sections 9, 10, 11 or 12 (the "Restrictive Covenants") hereof shall be found by a court of competent jurisdiction to be invalid or unenforceable as written as a matter of law, the parties hereto agree that such court(s) may exercise its discretion in reforming such provision(s) to the end that Executive shall be subject to intellectual property ownership, noncompetition, nondisclosure and nonsolicitation/ noninterference covenants that are reasonable under the circumstances and enforceable by the Company.

                  Notwithstanding any other provision contained in this Agreement, none of the Restrictive Covenants contained in Sections 9, 10 or 12 hereof shall be binding on, be applicable to, or shall limit the Executive in connection with any relationship that he may have or develop with any entity that, at the time of his cessation of employment with the Company, was a licensee of the Company (and/or any of its affiliates, including a licensee of the technology of its Elcom Systems, Inc. subsidiary) or is an affiliate of the Company (hereafter, "Related Entities"). Further, the covenants contained in
Section 11 hereof shall not be binding on or be applicable to the Executive in connection with any relationship that he has or may develop with a Related Entity, more than 10% of the equity (represented by the right to vote in the election of directors or similar governing body) of which was beneficially owned by the Company or any of its affiliates, at any of the following times: (i) at the time that the license agreement, if any, was entered into, (ii) at the time of Executive's cessation of employment with the Company, and/or (iii) at such subsequent time as the activity under Section 11 is undertaken.

                  14. Acknowledgment.  Executive specifically  acknowledges that the covenants set forth herein restricting competition, disclosure, solicitation/interference and ownership of intellectual property are reasonable, appropriate, and necessary as to duration, scope, and geographic area in view of the nature of the relationship between Executive and the Company and the investment by the Company of significant time and resources in the training, development, and employment of Executive. Executive warrants and represents that in the event that any of the restrictions set forth in these covenants become operative, he will be able to engage in other activities for the purpose of earning a livelihood, and shall not be impaired by these restrictions.

                  Executive further acknowledges that the remedy at law for any breach of these covenants, including monetary damages to which the Company may be entitled, will be inadequate and that the Company, its successors and/or assigns, shall be entitled to injunctive relief against any breach without bond. Such injunctive relief shall not be exclusive, but shall be in addition to any other rights or remedies which the Company may have for any such breach.

                  15. Limitation of Payment. Notwithstanding anything in this Agreement to the contrary, if receipt of any of the benefits hereunder would subject the Executive to tax under Section 4999 of the Internal Revenue Code of 1986, as amended (or similar successor statute) (hereafter "Section 4999"), the Company shall promptly pay to the Executive a "gross up" amount that would allow the Executive to receive the net after-tax amount he would have received but for the application of said
Section 4999 to any payments hereunder, including any payments made pursuant to this Section 15.

                  16. Governing Law. This Agreement shall be governed and performed in accordance with, and only to the extent permitted by, the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed entirely within such Commonwealth of Massachusetts.

                  17. Assignment. This Agreement shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns. If substantially all the assets of the Company are sold or otherwise transferred to another corporation or party, it shall be a condition to such sale or transfer that the transferee agrees to expressly assume the obligations hereunder such that the provision of this Agreement shall be binding upon and inure to the benefit of the corporation to which such assets shall be sold or transferred, and this provision shall apply in the event of any subsequent sale or transfer. Neither the Company nor Executive shall assign this Agreement without the prior written consent of the other party hereto.

                  18. Entire Agreement; Amendments; Waivers. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and replaces or supersedes any previous agreements on such subject matter, including any and all prior employment agreements between Executive and the Company and/or any affiliate of the Company. It may not be changed orally, but only by agreement, in writing, signed by each of the parties hereto. The terms or covenants of this Agreement may be waived only by a written instrument specifically referring to this Agreement, executed by the party waiving compliance. Any such waiver, amendment or modification on behalf of the Company, unless otherwise specified herein, may be authorized either by a simple majority to the Board (excluding Executive for all purposes) or a majority of the Compensation Committee members. The failure of the Company at any time, or from time to time, to require performance of any of Executive's obligations under this Agreement shall in no manner affect the Company's right to enforce any provision of this Agreement at a subsequent time; and the waiver by the Company of any right arising out of any breach shall not be construed as a waiver of any right raising out of any subsequent breach.

                  19.      Headings.  The  headings   in this   Agreement  are
intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  20.      Counterparts.  This  Agreement  may be    executed in
multiple counterparts each of which shall be deemed an original but all of which together shall constitute one and the same document.

                           IN WITNESS WHEREOF, the parties hereto have executed
this  Employment  Agreement as of the date first above written.

                              ELCOM INTERNATIONAL, INC.
                              "Elcom"

Date:  June 1, 1997
                              /s/ Robert J. Crowell
                              -------------------------
                              Robert J. Crowell, Chairman of the Board and Chief Executive Officer



                              LAURENCE F. MULHERN
                              "Executive"

Date:  June 1, 1997
                              /s/ Laurence F. Mulhern
                              -------------------------
                              Laurence F. Mulhern